                                                           REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

            OKLAHOMA                                  73-1481638
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                321 NORTH HARVEY
                                  P.O. BOX 321
                       OKLAHOMA CITY, OKLAHOMA 73101-0321
           (Address of Principal Executive Offices Including Zip Code)

     OGE ENERGY CORP. EMPLOYEES' STOCK OWNERSHIP AND RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

ROBERT J. JOSEPH                                STEVEN E. MOORE
Jones, Day, Reavis & Pogue                      Chairman of the Board, President
77 West Wacker                                  and Chief Executive Officer
Chicago, Illinois 60601                         OGE Energy Corp.
(312) 269-4176                                  321 North Harvey Avenue
                                                Oklahoma City, Oklahoma 73102
                                                (405) 553-3000

                    (Name and address of agents for service)

                                   ----------


                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                AMOUNT TO          OFFERING PRICE          AGGREGATE             AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED(1)       PER UNIT(2)          OFFERING PRICE       REGISTRATION FEE
      ---------------------------           ----------------     ----------------      ----------------      ----------------
Common Stock (par value $0.01 per share)       5,000,000             $ 17.94              $89,700,000(2)        $    7,257
                                                                     -------              -----------                -----

Rights to Purchase Series A Preferred
Stock (par value $0.01 per share)(3).....      5,000,000

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan.

(2) This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based on the average of the high and low prices of the registrant's common stock on the New York Stock Exchange on April 9, 2003.

(3) One half of one right to purchase one one-hundredth (1/100) of a share of Series A preferred stock automatically trades with each share of common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

         The following documents as filed by OGE Energy Corp. (the "Registrant") or the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

         (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (2) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001;

         (3) Registrant's Current Report on Form 8-K filed with the SEC on January 31, 2003;

         (4)      The description of the Registrant's Common Stock filed as
                  Exhibit 99.02 to the Registrant's Current Report on Form 8-K filed with the SEC on November 1, 2000.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5. Interests of Named Experts

         The consolidated financial statements and schedule of OGE Energy Corp. appearing in OGE Energy Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of the Plan for the year ended December 31, 2001 appearing in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of the Plan for the year ended December 31, 2000 included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. The Registrant has been advised that the SEC is no longer accepting consents from Arthur Andersen LLP to the incorporation by reference of their reports on audited financial statements if the personnel primarily responsible for managing the registrant's account have left Arthur Andersen LLP. The team responsible for the Registrant's account at Arthur Andersen has left and, accordingly, the Registrant has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this Registration Statement and to incorporation by reference in this Registration Statement of their report on the Plan's financial statements for the fiscal year ended December 31, 2000. Therefore, in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has dispensed with the requirement to file with the Registration Statement a written consent from Arthur Andersen LLP. As a result, Plan participants' ability to assert claims against Arthur Andersen LLP may be limited. Since the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, Plan participants will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the report or financial statements or any omissions to state a material fact required to be stated in the financial statements.

Item 6. Indemnification of Directors and Officers

         Provisions of the Annotated Oklahoma Statutes provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity subject to certain limitations and conditions set forth in the statutes. The Registrant's Restated Certificate of Incorporation contain substantially similar provisions that require such indemnification. The Restated Certificate of Incorporation is filed as Exhibit 3.01 to the Registrant's Form 10-K for the Fiscal Year ended December 31, 1996, File No. 001-12579 and incorporated herein by this reference. The Registrant's Restated Certificate of Incorporation also contains provisions limiting the liability of the Registrant's directors in certain instances. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed


         Not applicable.

Item 8. Exhibits

         4.1 OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan as amended through January 1, 2002.

         5.1 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

         23.02     Consent of Ernst & Young LLP.

         23.1     Consent of Independent Accountants.*

         24.1     Power of Attorney.

         ----------

         * Omitted pursuant to Rule 437a.


Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on April
11, 2003.

                                       OGE ENERGY CORP.




                                       By: /s/ Steven E. Moore
                                           -------------------------------------
                                           Steven E. Moore
                                           Chairman of the Board, President and
                                           Chief Executive Officer
                                           (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                                      Date
---------                                         -----                                      ----
                       *                          Chairman of the Board, President and
---------------------------------------------     Chief Executive Officer
                Steven E. Moore                   (Principal Executive Officer)              April 11, 2003


                       *
---------------------------------------------     Chief Financial Officer
               James R. Hatfield                  (Principal Financial Officer)              April 11, 2003


                       *
---------------------------------------------     Vice President and Controller
               Donald R. Rowlett                  (Principal Accounting Officer)             April 11, 2003


                       *
---------------------------------------------
              Herbert H. Champlin                 Director                                   April 11, 2003


                       *
---------------------------------------------
                Luke R. Corbett                   Director                                   April 11, 2003


                       *
---------------------------------------------
               William E. Durrett                 Director                                   April 11, 2003


                       *
---------------------------------------------
               Martha W. Griffin                  Director                                   April 11, 2003


                       *
---------------------------------------------
               H.L. Hembree, III                  Director                                   April 11, 2003


                       *
---------------------------------------------
                 Robert Kelley                    Director                                   April 11, 2003

Signature                                         Title                                      Date
---------                                         -----                                      ----
                       *
---------------------------------------------
             Ronald H. White, M.D.                Director                                   April 11, 2003


                       *
---------------------------------------------
                 J. D. Williams                   Director                                   April 11, 2003


*By:          /s/ James R. Hatfield
     -----------------------------------------
               James R. Hatfield
               (Attorney-in-Fact)
               April 11, 2003

The Plan

         The undersigned consist of all the members of the Committee having the responsibility for the administration of the OGE Energy Corp. Employee's Stock Ownership and Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 11, 2003.

                                      OGE ENERGY CORP. EMPLOYEES' STOCK
                                      OWNERSHIP AND RETIREMENT SAVINGS PLAN

                                      By: /s/ D. R. Rowlett
                                          ------------------------------------
                                          D.R. Rowlett
                                          Chairman

                                      By: /s/ O.W. Beasley
                                          ------------------------------------
                                          O.W. Beasley
                                          Member

                                      By: /s/ C.D. Brockman
                                          ------------------------------------
                                          C.D. Brockman
                                          Member

                                      By: /s/ D.P. Hennessy
                                          ------------------------------------
                                          D.P. Hennessy
                                          Member

                                      By: /s/ P.D. Horn
                                          ------------------------------------
                                          P.D. Horn
                                          Member

                                      By: /s/ M.H. Perkins
                                          ------------------------------------
                                          M.H. Perkins
                                          Member

                                      By: /s/ M.E. Lane III
                                          ------------------------------------
                                          M.E. Lane III
                                          Member

                                  EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------
4.1             OGE Energy Corp. Employees' Stock Ownership and Retirement
                Savings Plan as amended through January 1, 2002.

5.1 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal
                Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

23.02           Consent of Ernst & Young LLP.

23.1            Consent of Independent Accountants.*

24.1            Power of Attorney.

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* Omitted pursuant to Rule 437a.